Exhibit 99.2
RESOLUTE ENERGY CORPORATION
ANNOUNCES CLOSING OF BUSINESS COMBINATION WITH
HICKS ACQUISITION COMPANY I, INC.
Denver, Colorado — September 25, 2009 — Resolute Energy Corporation, a Denver based independent oil and gas company with operations in Utah and Wyoming (“Resolute”), today announced that its business combination with Hicks Acquisition Company I, Inc. (AMEX: TOH) (“Hicks Acquisition”), a special purpose acquisition company founded and headed by Thomas O. Hicks was consummated on September 25, 2009.
As a result of the closing of the transaction, each outstanding share of Hicks Acquisition’s common stock (other than shares held by the Hicks Acquisition stockholders who did not vote in favor of the acquisition agreement and who properly exercised their conversion rights) was converted into the right to receive one share of Resolute common stock, and each outstanding warrant that was issued in Hicks Acquisition’s initial public offering was converted into the right receive either $0.55 cash or one Resolute warrant subject to adjustment and proration.
After accounting for the approximately 11.6 million shares of Hicks Acquisition common stock that were properly tendered for redemption and approximately 7.5 million Hicks Acquisition shares which were redeemed via forward purchase agreements, Resolute realized gross proceeds from the cash held in trust at Hicks Acquisition of approximately $350 million. These proceeds will be used to redeem the warrants validly tendered for cash and to pay all transaction fees and expenses. All remaining proceeds from the transaction will be used to repay existing indebtedness of Resolute. Including 13.8 million shares issued to Resolute and Hicks Acquisition shareholders in conjunction with the transaction, Resolute has approximately 49.9 million common shares outstanding.
As a result of the transaction, Hicks Acquisition became a subsidiary of Resolute. After today, Hicks Acquisition’s units, common stock and warrants will no longer trade on the NYSE Amex. The common stock and warrants of Resolute are expected to commence trading on the New York Stock Exchange under the symbols “REN” and “REN WS,” respectively, on Monday, September 28.
ABOUT RESOLUTE ENERGY CORPORATION
Resolute is an independent oil and gas company engaged in the acquisition, exploitation and development of oil and gas properties. The company operates producing properties in Utah, which were legacy properties acquired from two major oil companies, in connection with a strategic alliance with Navajo Nation Oil and Gas Company (wholly owned by the Navajo Nation) and in Wyoming and Oklahoma, which were acquired through the acquisition of a privately held oil and gas producer. In addition, Resolute owns exploration properties in Wyoming and Alabama.

ABOUT HICKS ACQUISITION COMPANY I, INC.
Prior to the completion of the transaction with Resolute, Hicks Acquisition was a special purpose acquisition company, launched in October 2007 in an initial public offering that was, with $552 million of gross proceeds, the largest SPAC IPO completed at that time. Founded by Thomas O. Hicks, the Company was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets.
FORWARD LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised”, “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this presentation include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: costs related to the transaction; the volatility of oil and gas prices; discovery, estimation, development and replacement of oil and gas reserves; the future cash flow, liquidity and financial position of Resolute; the success of the business and financial strategy, hedging strategies and plans of Resolute; the amount, nature and timing of capital expenditures of Resolute, including future development costs; availability and terms of capital; the effectiveness of Resolute’s CO2 flood program; the timing and amount of future production of oil and gas; availability of drilling and production equipment; operating costs and other expenses of Resolute; the success of prospect development and property acquisition of Resolute; the success of Resolute in marketing oil and gas; competition in the oil and gas industry; Resolute’s relationship with the Navajo Nation and Navajo Nation Oil and Gas, as well as the timing of when certain purchase rights held by Navajo Nation Oil and Gas become exercisable; the impact of weather and the occurrence of disasters, such as fires, floods and other events and natural disasters; government regulation of the oil and gas industry; developments in oil-producing and gas-producing countries; the success of strategic plans, expectations and objectives for future operations of Resolute. Actual results may differ materially from those contained in the forward-looking statements in this press release. Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Contacts:
Sloane & Company
Josh Hochberg or Nevin Reilly
212-486-9500

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